Exhibit 10.28
                                 Promissory Note
                                 ---------------

1. For value received, and pursuant to a Settlement Agreement dated February 1, 2001 attached hereto (Settlement Agreement), Moore Medical Corp., a Delaware corporation (Moore or Maker), for itself and its successors and assigns, promises to pay to the United States of America (Holder), or its assignee, the full principal sum of $ 5,200,000, together with interest accruing at the rates of 5.25% per annum through year 1, 6.50% per annum through year 2, and 7.25% per annum through years 3-5 (Outstanding Balance) as set forth below.

Schedule of Payments (including interest)
-----------------------------------------


                Quarters   Date         Payment        Principal        Interest      Balance
                           Due
                                                                        5.25%         5,200,000
Down Payment               02/7/01      500,000        500,000                        4,700,000

Year one        1          04/1/01      75,000         75,000                         4,625,000
                2          07/1/01      106,953        5,000            101,953       4,620,000
                3          10/1/01      135,638        75,000           60,638        4,545,000
                4          01/1/02      134,653        75,000           59,653        4,470,000

Year one total                          952,244        730,000

                                                                        6.50%
Year two        5          03/1/02      173,425        125,000          48,425        4,345,000
                6          06/1/02      195,606        125,000          70,606        4,220,000
                7          09/1/02      193,575        125,000          68,575        4,095,000
                8          12/1/02      191,544        125,000          66,544        3,970,000

Year two total                          754,150        500,000

                                                                        7.25%
Year three      9          03/1/03      271,956        200,000          71,956        3,770,000
                10         06/1/03      268,331        200,000          68,331        3,570,000
                11         09/1/03      264,706        200,000          64,706        3,370,000
                12         12/1/03      261,081        200,000          61,081        3,170,000

Year three total                        1,066,075      800,000

                                                                        7.25%
Year four       13         03/1/04      407,456        350,000          57,456        2,820,000
                14         06/1/04      401,113        350,000          51,113        2,470,000
                15         09/1/04      394,769        350,000          44,769        2,120,000
                16         12/1/4       388,425        350,000          38,425        1,770,000

Year four total                         1,591,763      1,400,000

                                                                        7.25%
Year five       17         03/1/05      432,081        400,000          32,081        1,370,000
                18         06/1/05      474,831        450,000          24,831        920,000
                19         09/1/05      466,675        450,000          16,675        470,000
                20         12/1/05      478,519        470,000           8,519        --

Year five total                         1,852,106      1,770,000

TOTAL - ALL YEARS                       6,216,338      5,200,000


2. Payments will be made by wire transfer as indicated in the Settlement Agreement. If there is any change in the method or instructions of payment, the Holder shall inform the Maker at least 5 business days before payment is due.

3. This Note may be prepaid, in whole or in part, without penalty or premium. Partial payment does not alter the interest rate applicable each year as reflected in paragraph 1 of this Note.

4. Pursuant to the Settlement Agreement, the Maker procured from Fleet National Bank and shall deliver or cause to be delivered to the United States of America, Letter of Credit No. ASL-3005090-110 MMC , established in favor of the United States by Fleet National Bank (Letter of Credit). The Maker agrees, and the holder of this Note, by its acceptance hereof, likewise agrees, that, except with respect to indebtedness covered by Letter of Credit No.
ASL-3005090-110 MMC issued by Fleet National Bank on February 1, 2001, the indebtedness represented by this Note, is subordinate to the Maker's indebtedness under the Loan and Security Arrangement between Fleet Capital Corporation and the Maker, dated January 26, 2001. The Holder may draw on the Letter of Credit only upon an Event of Default as defined by this Note. Maker may, with the prior written approval of the Holder, cause to be issued a substitute Letter of Credit of like terms and conditions. If the Letter of Credit expires before the entire outstanding balance due under this Note is paid, Moore shall cause to be issued a substitute Letter of Credit of like terms and conditions.

5. Maker is in default of this Note on the date of occurrence of any of the following events (Events of Default).

         A. Maker's failure to procure, deliver, or maintain the Letter of Credit.

         B. Maker's failure to pay any amount provided for in this Note within two days of when such payment is due and payable; provided, however, that an Event of Default does not occur if because of events outside of Maker's control, the Holder does not receive the paid amount after transmission by Maker. Maker will make its best efforts to insure Holder's receipt of the paid amount.

         C. If prior to making the full payment of the amount due under this Note, any case, proceeding, or other action is instituted;

                    a. under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have any order for relief of debtors, or seeking to adjudicate Moore as bankrupt or insolvent; or
                    b. seeking appointment of a receiver, trustee, custodian or other similar official for Moore or for all or any substantial part of Moore's assets.

         D. If, paragraph 13 of the Settlement Agreement is violated.

6. The Maker shall provide the United States written notice of an Event of Default within two (2) business days of such event by overnight mail, delivered to the Office of the United States Attorney for the District of Connecticut
(USAO), at 157 Church Street New Haven, CT 06508.

7. Upon the occurrence of an Event of Default, without further notice or presentment and demand by the United States:

         A. The portion of the Outstanding Balance secured by the Letter of Credit shall become immediately due and payable, and the portion of the Outstanding Balance not secured by the Letter of Credit shall become due and payable after 30 days from an Event of Default not cured within 30 days (default amount). Interest shall accrue on the default amount from the date of the Event of Default at 12 per cent per annum, compounded daily.

         B. The United States may draw the full amount available for drawing under the Letter of Credit and retain all proceeds thereof, and the default amount shall be reduced by the amount of such draw.

         C. The United States retains any and all other rights and remedies it has or may have under law and equity, and may exercise those rights or remedies.

         D. No failure or delay on the part of the United States to exercise any right or remedy shall operate as a waiver of the United States' rights. No partial or single exercise by the United States of any right or remedy shall operate as a waiver of the United States' rights.

         E. Maker will pay the United States all reasonable costs of collection, including reasonable attorneys' fees and expenses.

8. Waiver by the Holder of any default by Maker, its successors, or assigns will not constitute a waiver of a subsequent default. Failure by the Holder to exercise any right, power, or privilege which it may have by reason of default will not preclude the exercise of such right, power, or privilege so long as such default remains uncured or if a subsequent default occurs.

9. This Note shall be governed and construed according to the laws of the United States of America.

10. Maker acknowledges that it is entering into this Note, freely, voluntarily and with no degree of compulsion whatsoever.

11. Moore shall provide the USAO a certified copy of a resolution of Moore's Board of Directors affirming that Moore has authority to enter into this Note, and that Moore's Board of Directors has: (1) reviewed this Note, the Letter of Credit, and the Settlement Agreement; (2) consulted with legal counsel in connection with this matter; (3) voted to authorize Moore to enter into this Note on behalf of Maker; and (4) voted to authorize the corporate officer identified below to execute this Note and to take such further steps as necessary to carry out the terms of this Note.

IN WITNESS THEREOF, Maker intending to be legally bound hereby and so bind its successors and assigns, has caused this Note to be executed by its proper corporate officer and its corporate seal hereunto affixed, duly attested this 1, day of February, 2001

MOORE MEDICAL CORP.


by:

         /s/ Linda M. Autore
         -------------------
         LINDA M. AUTORE
         President and CEO
         February 1, 2001

Corporate Seal


Corporate Acknowledgment
State of Connecticut



On February 1, 2001, before me personally came Linda M. Autore, to me known who, being duly sworn, did depose and state that (1) she resides in Connecticut, (2) is an officer of Moore Medical Corp. (Moore), the corporation described in and which executed the above instrument, (3) she knows the seal of Moore, (4) the seal affixed to said instrument is such corporate seal, (4) that it was so affixed by order of the Board of Directors of Moore, (5) and that she signed her name thereto by like order.




                                    /s/ Bozena Samsel
                                    -----------------
                                    Notary Public
                                    State of Connecticut
                                    My Commission Expires: